UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 28, 2019

__________________________________________________________________

CELADON GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34533	13-3361050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9503 East 33rd Street One Celadon Drive, Indianapolis, IN	46235
(Address of principal executive offices)	(Zip Code)

(317) 972-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

[ ]	Emerging growth company
[ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.033	CGIP	OTC PINK

Item 1.01	Entry into a Material Definitive Agreement.

On June 28, 2019, Celadon Group, Inc. (the “Company”) entered into an Eighteenth Amendment to Amended and Restated Credit Agreement (the “Amendment”) by and among the Company, certain subsidiaries of the Company as guarantors, Bank of America, N.A., as lender and Administrative Agent, Wells Fargo Bank, N.A., and Citizens Bank, N.A., both as lenders, which amends the Company's existing Amended and Restated Credit Agreement dated December 12, 2014, among the same parties (as amended, the “Credit Agreement”).  Among other changes, the Amendment (i) extends the maturity date to July 31, 2019; (ii) extends the letter of credit expiration date to October 31, 2020, (iii) increases the maximum amount of outstanding indebtedness and letter of credit obligations under the Credit Agreement to approximately $122.9 million, subject to an increase of up to $124.9 million upon the written consent of the required lenders; and (iv) increases the maximum borrowing amount, or loan sub-limit, to $94 million, subject to an increase of up to $96 million upon the written consent of the required lenders.

The description of the Amendment does not purport to be complete and is qualified in its entirety by the full text of the Amendment, which is filed herewith as Exhibit 10.1.

Item 7.01          Regulation FD Disclosure.

On June 28, 2019, the Company issued a press release announcing the Amendment and certain related matters.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01          Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT
	NUMBER	EXHIBIT DESCRIPTION
	10.1	Eighteenth Amendment to Amended and Restated Credit Agreement dated June 28, 2019.
	99.1	Press Release dated June 28, 2019.

The information contained in Item 7.01 and 9.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The information contained in Item 7.01 and 9.01 hereof and Exhibit 99.1 hereto contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be identified by their use of terms or phrases, including "anticipates," "will," "intended," "believes," and similar terms and phrases. Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  In this report, statements relating to liquidity through the credit facility maturity date and the Repayment Transaction efforts are forward-looking statements.   Actual results may differ from those set forth in the forward-looking statements.  Readers should review and consider factors that could cause actual results to differ from expectations, such as the inability to complete a Repayment Transaction, nature of proposals received with respect to any Repayment Transaction and the responses of our existing lenders, cash flow and liquidity shortfalls, the reaction of creditors and other contractual counterparties to the impending credit facility maturity, the ability to negotiate ongoing extensions and amendments of the credit facility and other financial arrangements beyond July 31 or as otherwise needed, the status of litigation and regulatory actions, and various disclosures by the Company in its press releases, stockholder reports, and filings with the U.S. Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELADON GROUP, INC.

Date: July 1, 2019	By:	/s/ Vincent Donargo
Vincent Donargo Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION
10.1	Eighteenth Amendment to Amended and Restated Credit Agreement dated June 28, 2019.
99.1	Press Release dated June 28, 2019.